DeVISSERGRAY LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

401-905 West Pender St
Vancouver BC V6C 1L6
t 604.687.5447
f 604.687.6737

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Snow Lake Resources Ltd.'s Registration Statements on Form 20-F of our report dated October 31, 2025, relating to the consolidated financial statements of Snow Lake Resources Ltd., which appears in this annual report on Form 20-F.

Date: October 31, 2025

De Visser Gray LLP

De Visser Gray LLP

CHARTERED PROFESSIONAL ACCOUNTANTS